     As filed with the Securities and Exchange Commission on July 23, 1998.

                                                        Registration No. 333-
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                           Biosite Diagnostics Incorporated
                           --------------------------------
                (Exact name of registrant as specified in its charter)


               Delaware                                33-0288606
    ---------------------------------          ---------------------------
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                  Identification No.)

         11030 Roselle Street
        San Diego, California                             92121
    ---------------------------------          ---------------------------
        (Address of Principal                          (Zip Code)
          Executive Offices)

                               AMENDED AND RESTATED
          1996 STOCK INCENTIVE PLAN OF BIOSITE DIAGNOSTICS INCORPORATED
--------------------------------------------------------------------------------
                              (Full title of the plans)

                                                         Copy to:

          KIM D. BLICKENSTAFF                      THOMAS E. SPARKS, JR.
    Biosite Diagnostics Incorporated           Pillsbury Madison & Sutro LLP
          11030 Roselle Street                        P.O. Box 7880
       San Diego, California 92121            San Francisco, CA  94120-7880
             (619) 455-4808                         (415) 983-1000
    ---------------------------------          ---------------------------
      (Name, address and telephone
       number, including area code,
          of agent for service)

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
  Title of          Amount     Proposed Maximum      Proposed        Amount of
Securities To        To Be      Offering Price   Maximum Aggregate  Registration
Be Registered    Registered(1)   per Share(2)    Offering Price(2)       Fee
--------------------------------------------------------------------------------
 Common Stock,   500,000 shares     $9.5625         $4,781,250          $1,411
par value $.01

--------------------------------------------------------------------------------
(1)  Calculated pursuant to General Instruction E to Form S-8.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, upon the average of the high and low sales prices as reported on the Nasdaq National Market on July 20, 1998.

                                 -------------------
     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
--------------------------------------------------------------------------------

                       INFORMATION REQUIRED PURSUANT TO
                      GENERAL INSTRUCTION E TO FORM S-8


GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed to increase the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on May 9, 1997, File No. 333-2673, is incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) Registrant's Annual Report on Form 10-K (File No. 000-21873) for the fiscal year ended December 31, 1997, which contains, among other things, the financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1997 together with the report thereon of Ernst & Young LLP, independent public accountants.

     (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     (3) The description of Registrant's common stock contained in Registrant's Registration Statement on Form 8-A filed February 10, 1997.

     (4) The description of the Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $.01 per share, of the Registrant contained in Registrant's Registration Statement on Form 8-A filed October 28, 1997.

     In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 22, 1998.

                                   BIOSITE DIAGNOSTICS INCORPORATED



                                   By /s/ Kim D. Blickenstaff
                                      ----------------------------------
                                           Kim D. Blickenstaff
                                   President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim D. Blickenstaff and Christopher J. Twomey, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

          Name                     Title                         Date
          ----                     -----                         ----

/s/ Kim D. Blickenstaff       President, Chief Executive    July 22, 1998
---------------------------   Officer (Principal
    Kim D. Blickenstaff       Executive Officer) and
                              Director


/s/ Christopher J. Twomey     Vice President and Chief      July 22, 1998
---------------------------   Financial Officer
    Christopher J. Twomey     (Principal Financial
                              Officer and Accounting
                              Officer)

          Name                     Title                         Date
          ----                     -----                         ----

/s/ Timothy J. Wollaeger      Chairman of the Board         July 22, 1998
---------------------------
    Timothy J. Wollaeger


                              Director                      July 22, 1998
---------------------------
    Anthony DeMaria


/s/ Howard E. Greene, Jr.     Director                      July 22, 1998
---------------------------
    Howard E. Greene, Jr.


/s/ Frederick J. Dotzler      Director                      July 22, 1998
---------------------------
    Frederick J. Dotzler


/s/ Lonnie M. Smith           Director                      July 22, 1998
---------------------------
    Lonnie M. Smith


/s/ Gunars E. Valkirs         Director                      July 22, 1998
---------------------------
    Gunars E. Valkirs, Ph.D.

                                  INDEX TO EXHIBITS
                                  -----------------

Exhibit                                                     Sequentially
Number    Exhibit                                           Numbered Page
--------------------------------------------------------------------------------

5.1       Opinion regarding legality of
          securities to be offered.

10.1      Amended and Restated 1996 Stock Incentive
          Plan of Biosite Diagnostics Incorporated

23.1      Consent of Ernst & Young LLP,
          Independent Auditors.

23.2      Consent of Pillsbury Madison &
          Sutro LLP (included in Exhibit 5.1).

24.1      Power of Attorney (see page 3).